REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
To the Shareholders and Board of Trustees of Ultra Series Fund:
We have audited the accompanying statements of assets and liabilities, including the portfolios of investments, of Ultra Series Fund, comprising the Conservative Allocation Fund, Moderate Allocation Fund, Aggressive Allocation Fund, Money Market Fund, Core Bond Fund (formerly Bond
Fund), High Income Fund, Diversified Income Fund, Large Cap Value
Fund, Large Cap Growth Fund, Mid Cap Fund, Small Cap Fund,
International Stock Fund, Madison Target Retirement 2020 Fund, Madison
Target Retirement 2030 Fund, Madison Target Retirement 2040 Fund, and
Madison Target Retirement 2050 Fund (collectively, the  Funds ) as of
December 31, 2013, and the related statements of operations for the year then ended, and the statements of changes in net assets and the financial highlights for each of the periods presented. These financial statements and financial highlights are the responsibility of the Funds management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.
We conducted our audits in accordance with the standards of the Public
Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Funds are not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of December 31, 2013, by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the Funds as of December 31, 2013, the results of their operations for the year then ended, and the changes in their net assets and the financial highlights for each of the periods presented, in conformity with accounting principles generally accepted in the United States of America.
/s/
Milwaukee, WI
February 21, 2014